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                                                                    Exhibit 99.1

                                (CANCERVAX LOGO)


CONTACT:
Vince Reardon
CancerVax Corporation
Sr. Director, Investor Relations
760-494-4850

                CANCERVAX ANNOUNCES IT HIRES JEFFREY SILVERMAN AS

                    VICE PRESIDENT, MANUFACTURING OPERATIONS

CARLSBAD, CA - JUNE 24, 2005 - CancerVax Corporation (NASDAQ: CNVX) announced today the appointment of Jeffrey S. Silverman to the position of Vice President, Manufacturing Operations. Mr. Silverman, who has more than 25 years of manufacturing and engineering experience in the biotechnology industry, will be charged with overseeing CancerVax's biologics manufacturing operations in the Los Angeles area. He will report to Martin A. Mattingly, Pharm. D., Executive Vice President and Chief Operating Officer.

"We are very pleased to have Jeff join our management team," said Dr. Mattingly. "His extensive expertise in the development and management of pharmaceutical operations for biological products will be critical to CancerVax, as well as to the production of clinical trial materials for the product candidates in our other clinical development programs."

Previously, Mr. Silverman was Vice President, San Diego Operations, for Cell Genesys, Inc. since 2003. Prior to that, he was Vice President, Operations, for MannKind Corporation from 2000 to 2003. He held several senior management positions with Alpha Therapeutic Corporation from 1985 to 2000, including Vice President of Engineering and Vice President of Manufacturing Operations. From 1978 to 1985, he held various managerial, supervisory and technical positions at Armour Pharmaceutical, Alpha Therapeutic Corporation and the City of Hope Research Center, respectively. Mr. Silverman has a M.B.A from Claremont Graduate School and a B.S. from California State University.

ABOUT CANCERVAX CORPORATION (www.cancervax.com)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company's lead product candidate, Canvaxin(TM), is one of a new class of products being developed in the area of specific active immunotherapy, also known as therapeutic cancer vaccines. Canvaxin(TM) is currently being studied in an international Phase 3 clinical trial for the treatment of patients with Stage III melanoma. In December 2004, CancerVax announced an exclusive worldwide collaboration with Serono Technologies, S.A., a Swiss corporation, for the development and commercialization of Canvaxin. CancerVax also has a pipeline of product candidates and technologies that are being developed for the potential treatment of cancer. These include: SAI-EGF, a product candidate that targets the epidermal growth factor (EGF) receptor signaling pathway, which is currently being evaluated in Phase 2 clinical trials for the treatment of non-small-cell lung cancer; and D93, CancerVax's lead anti-angiogenic humanized monoclonal antibody. CancerVax's corporate headquarters and research and development facility is located in Carlsbad, Calif., and its biologics manufacturing facility is located in the Los Angeles area.


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FORWARD-LOOKING STATEMENTS

CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax's business including, without limitation, statements about: difficulties or delays in researching, developing, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; the risk that the collaboration agreement may be terminated by Serono in certain instances; its ability to obtain additional financing to support its operations, which could adversely affect its ability to develop or commercialize its product candidates and its ability to continue to operate as a going concern; and other risks detailed in CancerVax's Securities and Exchange Commission filings, including CancerVax's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CancerVax(R) is a registered trademark of CancerVax Corporation.

Canvaxin(TM) is a trademark of CancerVax Corporation.

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